First Defined Portfolio Fund, LLC
1001 Warrenville Road
Lisle, Illinois 60532

PFPC Trust Company
Bellevue Park Corporate Center
Wilmington, Delaware  19809

Re: Rule 17f-5 ("Rule 17f-5") and Rule 17f-7 ("Rule 17f-7") Under the Investment Company Act of 1940 (the "1940 Act")
        -------------------------------------------------------------

Dear Sirs:

Reference is made to the Subcustodial Services Agreement dated as of January 10, 1996 (the "Foreign Custody Agreement"), as amended, by and between Citibank, N.A. ("Custodian"), Citicorp and PFPC Trust Company ("PFPC") with respect to the custody of assets by Custodian for the account of PFPC on behalf of certain customers of PFPC, including First Defined Portfolio Fund, LLC (the "Fund"). Reference is also made to the custodian services agreement dated as of December 1, 2003 (the "Fund Custody Agreement") by and between PFPC and the Fund.

1.      Rule 17f-5

        1.1. With respect to the "Foreign Assets" (as defined in Rule 17f-5(a)(2)) in such jurisdictions as Custodian provides custody services under the Foreign Custody Agreement for the Fund, the Fund hereby delegates to Custodian and Custodian hereby accepts the delegation to it, of the obligation to serve as the Fund's "Foreign Custody Manager" (as defined in Rule 17f-5(a)(3)). As Foreign Custody Manager, Custodian shall:

              a. select "Eligible Foreign Custodians" (as defined in Rule 17f-5(a)(1)) to serve as foreign custodians and place and maintain the Fund's Foreign Assets with such Eligible Foreign Custodians;

              b. in selecting an Eligible Foreign Custodian, first determine that Foreign Assets placed and maintained in the care of the Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Foreign Assets including, without limitation, those factors set forth in Rule 17f-5(c)(l)(i)-(iv);

              c. enter into a written contract with each Eligible Foreign Custodian selected by Custodian hereunder;

              d. determine that the written contract with each Eligible Foreign Custodian will provide reasonable care for the Foreign Assets, based on the standards applicable to custodians in the relevant market and after having considered all factors relevant to the safekeeping of such Foreign Assets (including, without limitation, those factors set forth in Rule 17f-5(c)(1)(i)-(iv)), and that each such contract satisfies the requirements of Rule 17f-5(c)(2);

              e. provide written reports (i) notifying the Board or similar governing body (the "Board") of the Fund of the placement of the Fund's Foreign Assets with a particular Eligible Foreign Custodian, such reports to be provided at such time as the Board deems reasonable and appropriate, but not less often than quarterly, and (ii) promptly notifying the Board of any material change in the arrangements with an Eligible Foreign Custodian; and

              f. have established a system to monitor (i) the appropriateness of maintaining the Fund's Foreign Assets with a particular Eligible Foreign Custodian selected hereunder and (ii) the performance of the governing contractual arrangements; it being understood, however, that in the event Custodian shall determine that the arrangement with any Eligible Foreign Custodian would no longer afford the Fund's Foreign Assets reasonable care (as defined in Section 1.1(b) above) or would no longer be governed by a written contract providing for such care, Custodian shall promptly so advise the Fund.

        Without limiting any duties set forth in the Foreign Custody Agreement, Custodian shall not be responsible for the duties described in this
        Section 1.1 with respect to any foreign securities depository or foreign clearing agency.

        1.2. In acting as a Foreign Custody Manager, Custodian shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets would exercise in each jurisdiction where Custodian acts as subcustodian for assets of the Fund. Custodian shall reimburse and pay the Fund for any loss or damage suffered by the Fund as a result of the performance of Custodian's duties under this Section 1 where such loss or damage results from an act of negligence or willful misconduct on the part of Custodian hereunder; provided that the liability of Custodian hereunder shall not exceed the fair market value of any loss of assets resulting from such negligence or willful misconduct, at the time of such negligence or willful misconduct. Payment to the Fund under this Section 1.2 shall limit the Fund's right and ability to enforce any rights under the Foreign Custody Agreement for loss of such assets. Notwithstanding anything else in this document, Custodian shall not be liable to the Fund for any indirect, special, consequential or general damages or from reasons or causes beyond its control. PFPC shall be indemnified by the Fund for any damages PFPC may incur in connection with the provision by Custodian of the services set forth in this Section 1 with respect to the Fund (provided PFPC will not be indemnified for damages which are the result of PFPC's failure to comply with its liability standard of care set forth in the Fund Custody Agreement). In no event shall PFPC have responsibility or liability for any action or inaction of Custodian under Section 1 hereof.

        1.3. In acting as a Foreign Custody Manager, Custodian shall not supervise, recommend or advise PFPC or the Fund relative to the investment, purchase, sale, retention or disposition of any assets in any particular country, including with respect to prevailing country risks.

2.      Rule 17f-7
        ----------

        2.1. (a) The Fund and PFPC appoint Custodian to provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis (in form and substance as reasonably determined by Custodian) of the custody risks associated with maintaining assets with each foreign securities depository or foreign clearing agency listed on Exhibit B hereto (as the same may be changed by Custodian from time to time) in accordance with Rule 17f-7(a)(1)(i)(A). Custodian shall monitor such custody risks on a continuing basis and in such manner as Custodian deems reasonable, and shall promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any adverse material changes in such risks in accordance with Rule 17f-7(a)(1)(i)(B).

             (b) Only an entity that Custodian has determined satisfies the requirements of Rule 17f-7(b)(1) as an "Eligible Securities Depository" (as defined in Rule 17f-7(b)(1)) will be included by Custodian on Exhibit B hereto (as the same may be changed by Custodian from time to time). In such manner as Custodian deems reasonable, Custodian shall give the Fund prompt notice of any material change known to Custodian that would adversely effect Custodian's determination that an entity is an Eligible Securities Depository.

        2.2. In performing its obligations under this Section 2, Custodian may obtain information from sources Custodian believes to be reliable, but Custodian does not warrant its completeness or accuracy and has no duty to verify or confirm any such information. Custodian is not obligated to make any determination regarding whether any Eligible Securities Depository provides reasonable care for Foreign Assets or to provide any information or evaluation comparing any Eligible Securities Depository to any other securities depository or any existing or proposed standards for securities depositories.

        2.3. The Fund acknowledges that it may maintain assets only at the foreign securities depositories or foreign clearing agencies listed on Exhibit B hereto (as the same may be changed by Custodian from time to time). If the Fund maintains assets at a foreign securities depository or foreign clearing agency listed on Exhibit B (including assets maintained by the Fund at the time this document is entered into) or the Fund enters into a transaction with respect to assets that as a matter of practice are or may be maintained at a foreign securities depository or foreign clearing agency listed on Exhibit B, such action will (unless the Fund provides written notice to Custodian and PFPC specifically stating that a particular foreign securities depository or foreign clearing agency is not acceptable to it) serve as the Fund's acknowledgement that such foreign securities depository or foreign clearing agency is acceptable to it.

        2.4. Custodian shall exercise reasonable care, prudence and diligence in performing its duties pursuant to Section 2 hereof. Custodian shall reimburse and pay the Fund for any loss or damaged suffered by the Fund as a result of the performance of Custodian's duties under this Section 2 where such loss or damage results from an act of negligence or willful misconduct on the part of Custodian hereunder; provided that the liability of Custodian hereunder shall not exceed the fair market value of any loss of assets resulting from such negligence or willful misconduct, at the time of such negligence or willful misconduct. Payment to the Fund under this Section 2.4 shall limit the Fund's right and ability to enforce any rights under the Foreign Custody Agreement for loss of such assets. Notwithstanding anything else in this document, Custodian shall not be liable to the Fund for any indirect, special, consequential or general damages or from reasons or causes beyond its control. PFPC shall be indemnified by the Fund for any damages PFPC may incur in connection with the provision by Custodian of the services set forth in this Section 2 with respect to the Fund (provided PFPC will not be indemnified for damages which are the result of PFPC's failure to comply with its liability standard of care set forth in the Fund Custody Agreement). The Fund and PFPC agree that PFPC's obligation to exercise reasonable care, prudence and diligence in providing for the services set forth in Section 2.1 above is satisfied by the appointment of Custodian hereunder to provide those services. In no event shall PFPC have responsibility or liability for any action or inaction of Custodian under Section 2 hereof.

3.      General
        -------

        3.1. A. As between Custodian and PFPC, Section 7(a) of the Foreign Custody Agreement is hereby amended and restated in its entirety with respect to the Fund as follows:

               "(a)
               The Bank may maintain investments (including foreign currencies) for which the primary market is outside the United States (and such cash and cash equivalents as are reasonably necessary to effect transactions in such investments) (collectively, "Foreign Securities") and which are maintained hereunder in subcustody accounts which have been established by the Bank with (x) branches of "U.S. banks" as defined in Rule 17f-5 under the Investment Company Act (as effective June 12, 2000) ("Rule 17f-5") ("Branches"), or (y) foreign custodians that meet the definition of "eligible foreign custodian" under Rule 17f-5(a)(1) and which the Bank has determined are eligible to maintain assets pursuant to the requirements of Rule 17f-5 (such Branches and such foreign custodians, collectively, "Eligible Foreign Custodians"). The Bank or an Eligible Foreign Custodian is authorized to hold Foreign Securities of a particular investment portfolio of the Fund in an account with any foreign securities depository or foreign clearing agency (provided the same are "eligible securities depositories" as defined in Rule 17f-7(b)(1) under the Investment Company Act) which is listed on Exhibit B hereto (as the same may be amended from time to time), provided that the particular foreign securities depository or foreign clearing agency is acceptable for that particular investment portfolio (each such foreign securities depository or foreign clearing agency, an "Eligible Foreign Securities Depository"). Any Property held by an Eligible Foreign Custodian or Eligible Foreign Securities Depository shall be subject to applicable laws, regulations, decrees, orders, government acts, restrictions, customs, procedures and market practices (the "Laws") (i) to which such Eligible Foreign Custodian or Eligible Foreign Securities Depository is subject, (ii) as exist in the country in which such Property is held and (iii) of the country of the currency in which the Property is denominated. The Customer acknowledges that, as is normally the case with respect to deposits outside the United States, deposits with Citibank London and any other entity authorized to hold Property pursuant to this Agreement are not insured by the Federal Deposit Insurance Corporation."

               B. As between Custodian and PFPC, the final sentence of Section 7(b) of the Foreign Custody Agreement is hereby amended and restated in its entirety with respect to the Fund as follows:

        "Notwithstanding any of the foregoing provisions of this subsection (b) of this Section 7, the Bank's undertaking to provide to the Customer, or at the direction of the Customer to the Fund, the information referred to in this subsection (b) of this Section 7 shall neither increase the

        Bank's duty of care nor reduce any other entity's responsibility to determine for itself the prudence of entrusting its assets to any particular foreign securities depository."

               C. As between Custodian and PFPC, Section 9 of the Foreign Custody Agreement is amended to insert the word "Eligible" before the words "Foreign Securities Depositories."

               D. As between Custodian and PFPC, the fifth paragraph of Section 4 of the Foreign Custody Agreement is hereby deleted.

        3.2. The duties of Custodian set forth herein are in addition to the duties of Custodian under the Foreign Custody Agreement.

        3.3. Notwithstanding the provisions of any arrangements between the Fund and PFPC or otherwise, the Fund hereby agrees that assets may be maintained with any Eligible Foreign Custodian referred to in Section 1.1 hereof and any foreign securities depository or foreign clearing agency which is acceptable to it pursuant to Section 2.3 above (without the need to comply with any notice or consent or other requirements which may be set forth in any such arrangements). PFPC will not be deemed to have chosen any such Eligible Foreign Custodians or any such foreign securities depositories or foreign clearing agencies.

        3.4. The Fund shall be entitled to enforce its rights directly against Custodian with respect to any action or omission of Custodian taken or omitted hereunder, notwithstanding any other agreement to the contrary. If the Fund is able to effectively enforce its rights against Custodian hereunder, PFPC will not also seek to enforce such rights against Custodian under the Foreign Custody Agreement.

        3.5. This document shall apply only to the Fund and shall not apply to any other customer of PFPC.

If the foregoing corresponds to your understanding of our agreement, please indicate your acceptance by signing below.

Very truly yours,

CITIBANK, N.A.

By:     /s/ Michael F. Hayes
--------------------------------
Name:   Michael F. Hayes
Title:  Vice President



Agreed and Accepted:

PFPC TRUST COMPANY

By:     /s/ Edward A. Smith
---------------------------------
Name:   Edward A. Smith
Title:  Vice President



FIRST DEFINED PORTFOLIO FUND, LLC

By:     /s/ James A. Bowen
----------------------------------
Name:   James A. Bowen
Title:  President




Dated:  ____________________________________


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                                    Exhibit A

                                      Funds



                            Intentionally Left Blank

Global Securities Services Eligible Depositories                     Exhibit B
Eligible Securities Depositories                     Global Securities Services


------------------- -------- ---------------------------------------------------
MARKET              CYCD     DEPOSITORY NAME
------------------- -------- ---------------------------------------------------
ARGENTINA             AR     Caja de Valores S.A. (CVSA)
------------------- -------- ---------------------------------------------------
                             Central de Registracion y Liquidacion de Titulos
                             Publicos (CRYL)
------------------- -------- ---------------------------------------------------
AUSTRALIA             AU     Austraclear Limited
------------------- -------- ---------------------------------------------------
                             Clearing House Electronic Subregister System
                             (CHESS)
------------------- -------- ---------------------------------------------------
AUSTRIA               AT     Oesterreichische Kontrollbank AG (OeKB)
------------------- -------- ---------------------------------------------------
BANGLADESH            BD     None
------------------- -------- ---------------------------------------------------
BELGIUM               BE     Euronext Belgium (ex-CIK)
------------------- -------- ---------------------------------------------------
                             The Banque Nationale de Belgique/Nationale Bank
                             van Belgie
------------------- -------- ---------------------------------------------------
BERMUDA               BM     Bermuda Securities Depository
------------------- -------- ---------------------------------------------------
BOLIVIA               BO     None
------------------- -------- ---------------------------------------------------
BOTSWANA              BW     None
------------------- -------- ---------------------------------------------------
BRAZIL                BR     Companhia Brasileira de Liquidacao e Custodia
                             (CBLC)
------------------- -------- ---------------------------------------------------
                             Center for the Custody and Financial Settlement of
                             Securities (CETIP)
------------------- -------- ---------------------------------------------------
                             Special Settlement and Custody System (SELIC)
------------------- -------- ---------------------------------------------------
BULGARIA              BG     Tzentralen Depozitar AD (CD AD)
------------------- -------- ---------------------------------------------------
                             Bulgarian National Bank
------------------- -------- ---------------------------------------------------
CANADA                CA     The Canadian Depository for Securities Limited
------------------- -------- ---------------------------------------------------
CHILE                 CL     Deposito Central de Valores S.A. (DCV)
------------------- -------- ---------------------------------------------------
CHINA-SHANGAI         CN     Shanghai Securities Central Clearing & Registering
                             Corporation (SSCCRC)
------------------- -------- ---------------------------------------------------
CHINA-SHENZHEN               Shenzhen Securities Clearing Co. Ltd (SSCC)
------------------- -------- ---------------------------------------------------
CLEARSTREAM           XS     Clearstream Banking Luxembourg
------------------- -------- ---------------------------------------------------
COLOMBIA              CO     Deposito Centralizado de Valores (DECEVAL)
------------------- -------- ---------------------------------------------------
                             Deposito Central de Valores (DCV)
------------------- -------- ---------------------------------------------------
COSTA RICA            CR     Central de Valores, S.A. (CEVAL)
------------------- -------- ---------------------------------------------------
CROATIA               HR     Sredisnja Depozitarna Agencija d.d.
------------------- -------- ---------------------------------------------------
CZECH REPUBLIC        CZ     Stredisko Cennych Papiru (Securities Center)
------------------- -------- ---------------------------------------------------
                             Czech National Bank (TKD System)
------------------- -------- ---------------------------------------------------
DENMARK               DK     VP A/S - the Danish Securities Centre
------------------- -------- ---------------------------------------------------
ECUADOR               EC     Deposito Centralizado de Valores Decevale SA
                             (DECEVALE)
------------------- -------- ---------------------------------------------------
EGYPT                 EG     Misr for Clearing, Settlement and Depository
------------------- -------- ---------------------------------------------------
ESTONIA               EE     Estonian Central Depository for Securities (ECDSL)
------------------- -------- ---------------------------------------------------
EUROCLEAR             XS     Euroclear Bank
------------------- -------- ---------------------------------------------------
FINLAND               FI     Finnish Central Securities Depository Ltd (APK)
------------------- -------- ---------------------------------------------------
FRANCE                FR     Euroclear France (Ex Sicovam)
------------------- -------- ---------------------------------------------------
GERMANY               DE     Clearstream Banking Frankfurt
------------------- -------- ---------------------------------------------------
GREECE                GR     Central Securities Depository S.A. (CSD)
------------------- -------- ---------------------------------------------------
                             National Bank of Greece
------------------- -------- ---------------------------------------------------
HONG KONG             HK     Hongkong Securities Clearing Company Limited
                             (Hongkong Clearing)
------------------- -------- ---------------------------------------------------
                             Central Moneymarkets Unit (CMU) Hong Kong Monetary
                             Authority
------------------- -------- ---------------------------------------------------
HUNGARY               HU     Kozponti Elszamolohaz es Ertektar Rt (KELER)
------------------- -------- ---------------------------------------------------
INDIA                 IN     National Securities Depository Ltd. (NSDL)
------------------- -------- ---------------------------------------------------
                             The Reserve Bank of India (RBI)
------------------- -------- ---------------------------------------------------
                             Central Depository Services Limited (CDS)
------------------- -------- ---------------------------------------------------
INDONESIA             ID     PT Kustodian Sentral Efek Indonesia (KSEI)
------------------- -------- ---------------------------------------------------
                             Bank Indonesia
------------------- -------- ---------------------------------------------------
IRELAND               IE     CRESTCo Limited
------------------- -------- ---------------------------------------------------
                             Through Euroclear Bank
------------------- -------- ---------------------------------------------------
ISRAEL                IL     TASE Clearing house
------------------- -------- ---------------------------------------------------
ITALY                 IT     Monte Titoli spa
------------------- -------- ---------------------------------------------------
JAPAN                 JP     Japan Securities Depository Centre (Jasdec)
------------------- -------- ---------------------------------------------------
                             The Bank of Japan
------------------- -------- ---------------------------------------------------
JORDAN                JO     Central Bank of Jordan
------------------- -------- ---------------------------------------------------
LATVIA                LV     Latvijas Centralais Depozitarijs
------------------- -------- ---------------------------------------------------
                             Bank of Latvia
------------------- -------- ---------------------------------------------------
LITHUANIA             LT     Lietuvos Centrinio Vertybiniu Popieriu
                             Depozitoriumo
------------------- -------- ---------------------------------------------------
LUXEMBOURG            LU     Clearstream Banking - LuxClear Services (LuxClear)
------------------- -------- ---------------------------------------------------

MALAYSIA              MY     Bank Negara Malaysia
------------------- -------- ---------------------------------------------------
                             Malaysian Central Depository Sdn Bhd
------------------- -------- ---------------------------------------------------
MAURITIUS             MU     Central Depository & Settlement Co. Ltd
------------------- -------- ---------------------------------------------------
                             Bank of Mauritius
------------------- -------- ---------------------------------------------------
MEXICO                MX     S.D. INDEVAL, S.A. DE C.V. (INDEVAL)
------------------- -------- ---------------------------------------------------
MOROCCO               MA     Maroclear
------------------- -------- ---------------------------------------------------
THE NETHERLANDS       NL     Euroclear Netherlands (Ex NECIGEF)
------------------- -------- ---------------------------------------------------
NEW ZEALAND           NZ     New Zealand Central Securities Depository (NZDCSD)
                             (Reserve Bank of New Zealand
------------------- -------- ---------------------------------------------------
NORWAY                NO     Verdipapirsentralen (VPS)
------------------- -------- ---------------------------------------------------
PAKISTAN              PK     Central Depository Company of Pakistan Ltd.
------------------- -------- ---------------------------------------------------
                             The State Bank of Pakistan
------------------- -------- ---------------------------------------------------
PERU                  PE     Caja de Valores y Liquidaciones (CAVALI ICLV S.A.)
------------------- -------- ---------------------------------------------------
PHILIPPINES           PH     Philippine Central Depository, Inc. (PCD)
------------------- -------- ---------------------------------------------------
                             Registry of Scripless Securities
------------------- -------- ---------------------------------------------------
POLAND                PL     Krajowy Depozyt Papierow Wartosciowych
------------------- -------- ---------------------------------------------------
                             Centralny Rejestr Bonow Skarbowych (National Bank
                             of Poland)
------------------- -------- ---------------------------------------------------
PORTUGAL              PT     Banco de Portugal Credit Operations and Markets
                             Department
------------------- -------- ---------------------------------------------------
                             Interbolsa
------------------- -------- ---------------------------------------------------
ROMANIA               RO     Bucharest Stock Exchange (Clearing and Settlement
                             Division)
------------------- -------- ---------------------------------------------------
                             National Bank of Romania
------------------- -------- ---------------------------------------------------
                             Societatea Nationala de Compensare, Decontare si
                             Depozitare Valori Mobiliare
------------------- -------- ---------------------------------------------------
RUSSIA                RU     National Depository Center
------------------- -------- ---------------------------------------------------
                             Depositary Clearing Company
------------------- -------- ---------------------------------------------------
SINGAPORE             SG     The Central Depository (Pte) Limited (CDP)
------------------- -------- ---------------------------------------------------
                             The Monetary Authority of Singapore
------------------- -------- ---------------------------------------------------
SLOVAK REPUBLIC       SK     National Bank of Slovakia (NBS)
------------------- -------- ---------------------------------------------------
                             Stredisko Cennych Papierov (SCP)
------------------- -------- ---------------------------------------------------
SLOVENIA              SI     Centralna Klirinsko Depotna Druzba d.d. (KDD)
------------------- -------- ---------------------------------------------------
SOUTH AFRICA          ZA     STRATE Ltd
------------------- -------- ---------------------------------------------------
                         The Central Depository Limited
------------------- -------- ---------------------------------------------------
SOUTH KOREA           KR     Korea Securities Depository
------------------- -------- ---------------------------------------------------
SPAIN                 ES     Servicio de Compensacion y Liquidacion de Valores
                             (SCLV)
------------------- -------- ---------------------------------------------------
                             Bank of Spain
------------------- -------- ---------------------------------------------------
SRI LANKA             LK     Central Depository Systems (Pvt) Ltd (CDS)
------------------- -------- ---------------------------------------------------
SWEDEN                SE     Vardepapperscentralen VPC AB
------------------- -------- ---------------------------------------------------
SWITZERLAND           CH     SIS - SEGAINTERSETTLE AG
------------------- -------- ---------------------------------------------------
TAIWAN                TW     Taiwan Securities Central Depository Co., Ltd
------------------- -------- ---------------------------------------------------
                             Central Bank of China
------------------- -------- ---------------------------------------------------
THAILAND              TH     Thailand Securities Depository Co., Ltd.
------------------- -------- ---------------------------------------------------
                             Bank of Thailand, Bangkok
------------------- -------- ---------------------------------------------------
TURKEY                TR     IMKB Takas ve Saklama Bankasi A. S.
------------------- -------- ---------------------------------------------------
                             Central Bank of Turkey
------------------- -------- ---------------------------------------------------
UKRAINE               UA     National Depository System
------------------- -------- ---------------------------------------------------
U.K.                  GB     CRESTCo Limited
------------------- -------- ---------------------------------------------------
                             Central Money Markets Office (Bank of England) CMO
------------------- -------- ---------------------------------------------------
U.S.                  US     The Depository Trust Company (DTCC)
------------------- -------- ---------------------------------------------------
                             Federal Reserve Bank of NY (FED)
------------------- -------- ---------------------------------------------------
VENEZUELA             VE     Caja Venezolana de Valores (CVV)
------------------- -------- ---------------------------------------------------
ZIMBABWE              ZW     None
------------------- -------- ---------------------------------------------------